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                                                                    Exhibit 23.4


                             CONSENT OF PAINEWEBBER


                                                            October 4, 1996



Board of Directors
United Cities Gas Company
5300 Maryland Way
Brentwood, TN 37027


          Reference is made to the letter dated July 12, 1996 from PaineWebber Incorporated to United Cities Gas Company, Inc. ("United Cities") and our opinion dated October 4, 1996 to the Board of Directors of United Cities. We hereby consent to the reference to us and our opinion in the Joint Proxy Statement/Prospectus forming a part of a Registration Statement on Form S-4.


                                              PAINEWEBBER INCORPORATED


                                              By:/s/George C. Stephenson
                                                 -----------------------
                                                    George C. Stephenson